Exhibit 99.1

Diodes Incorporated to Announce Second Quarter 2020 Financial Results on August 6

Plano, Texas – July 16, 2020 – Diodes Incorporated (Nasdaq: DIOD) will host a conference call on Thursday, August 6, 2020 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its second quarter financial results.

Joining Dr. Keh-Shew Lu, Chairman, President and Chief Executive Officer of Diodes Incorporated, will be Brett Whitmire, Chief Financial Officer; Emily Yang, Vice President of Worldwide Sales and Marketing; and Laura Mehrl, Director of Investor Relations. The Company intends to distribute the announcement of its second quarter 2020 financial results on that same day at 3:05 p.m. Central Time (4:05 p.m. Eastern Time).

Analysts and investors are invited to dial into the conference call using the following information:

Date: Thursday, August 6, 2020

Time: 4:00 p.m. Central Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-855-232-8957

International Call Number: +1-315-625-6979

Pass code: 1495588

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through August 13, 2020. The replay dial-in number is 1-855-859-2056, and the pass code is 1495588. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.diodes.com. Please click on the webcast link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast of the conference call, a replay webcast will be available shortly thereafter on the Company’s website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. We leverage our expanded product portfolio of discrete, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations of 28 sites, including engineering, testing, manufacturing, and customer service, enables us to be a premier provider for high-volume, high-growth markets. For more information visit www.Diodes.com

Company Contact:

Diodes Incorporated

Laura Mehrl

Director, Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers, President

P: 949-224-3874

E: lsievers@sheltongroup.com